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                           Exhibit 10.14

                           Lease Agreement

This Lease is made by and between LESSOR : Wang, Rei-Bi([ ] [ ] [ ]) (hereinafter referred to as "Party A") and LESSEE : Kid Castle Internet Technology Corporation (hereinafter referred to as "Party B"). Both parties agree to abide by the terms and conditions set forth as follows:

1.   Premises under the Lease : 8th F-5, No. 251, Ming-Chuan 1 Road, Kaohsiung
     City.

2. The term of the Lease shall be four years, commencing from June 1st, 2000 to May 31st, 2004.

3.   Rent :

A. The monthly rent shall be NT$60,000(including value added tax) and shall be paid on the first day of each month.

B. Party B shall pay a rental deposit of NT$165,000 to Party A. The said rental deposit shall be returned to Party B without interest upon expiration of this Lease, when Party B vacates and surrenders the Premises to Party A.

                           Amendment : the monthly rent shall be reduced to be
                  NT$48,000(including value added tax) commencing from December 1st, 2001 to the expiration of this Lease term by the Parties' mutual agreement. Party B shall not demand for a decrease in rent in any excuse afterwards.

4.   Use of the Premises :

A.       Party B shall use the Premises only for the business operation.

B. Prior to consent by Party A during the term of this Lease, Party B shall not, in whole or in part, have the Premises subleased, transferred, mortgaged to any third party, or in any other way provided for use by any third party.

C. Upon expiration of this Lease, Party B shall not request for moving costs and/or other expenses from Party A, and is obligated to vacate and surrender the Premises to Party A.

D. Party B shall not use the Premises for any illegal use, nor for storing hazardous articles that will cause public danger.

E. If Party B desires to make improvement and/or change of facilities in the Premises, construction work can only begin upon consent given by Party A and shall not damage the main structure and the facilities of the Building. Upon expiration of the terms of this Lease, Party B shall be responsible for the restoration of the Premises.

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5.   Rights and Obligations : Party B shall use the Premises with the degree of care of a responsible administrator. Excepting that the Premises are damaged or destroyed due to act of God or any other force majeure, Party B shall be responsible for the reparation otherwise. If the damage or destruction is caused in the course of nature or due to normal wear and tear, Party A shall be responsible for the reparation.

6.   Default and Penalty :

A. Party A shall terminate the Lease in the event that Party B violates any provisions of this Lease or delays in paying rent payable over two terms of payment and fails to pay the rent within a time limit upon a warning given by Party A.

B. Upon the expiration or termination of the Lease term, in the event Party B delays in surrendering the Premises, Party B shall be liable for a default penalty equivalent to one month of the rental commencing from the following date of expiration or termination.

7.   Special Agreements :

A. All taxes relating to the Premises shall be borne by Party A; whereas the expenses involved in the water supply, electricity and taxes relating to business operations shall be borne by Party B.

B. Any article or furniture left inside the Premises upon expiration of this Lease, after Party B vacates the Premises, shall be deemed to be abandoned at the disposal of Party A as waste.

C. If Party B provides a guarantor(s) with this Lease, Party B's guarantor(s) shall be jointly obligated to the responsibility for the performance of the Lease.

D. The termination of this Lease during the Lease term by either party shall be consent by the other party; in addition, such party shall pay to the other party a compensation of a sum equal to three month of rent.

E. In the event that Party B desires, during the period of this Lease, to terminate this Lease, a written notice shall be given to Party A at least three months in advance.

8.   Forcible execution to be taken : (blank)

     The Parties :
     Lessor (Party A)      : Wang, Rei-Bi([ ] [ ] [ ])

     Address               : 14th Floor, No. 1, Lane 228, Nanking Road, Feng
                             Shan([ ] [ ]) City, Kaohsiung
     County
     ID No.                : T202439142

     Lessee (Party B)      : Kid Castle Internet Technology Corporation

     Address               : 8th Floor, No. 98, Ming-Chuan Road, Hsintien City,
                             Taipei County
     Business Uniform No.  : 70676630

     Party B's Guarantor (Party C)  : (Intentionally Blank)

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     ID No.                    : (Intentionally Blank)
     Address                   : (Intentionally Blank)

     Date: May 20th, 2000